                                  EXHIBIT 10.3

                   PLAN OF EXCHANGE AND ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                          SILVERCREST INTERNATIONAL AND

                 I/OMAGIC CORPORATION, A CALIFORNIA CORPORATION

                               DATED MARCH 8, 1996



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                   PLAN OF EXCHANGE AND ACQUISITION AGREEMENT

                             THROUGH AN EXCHANGE BY
                            SILVERCREST INTERNATIONAL

                             OF ITS VOTING STOCK FOR
                  100% OF THE ISSUED AND OUTSTANDING SHARES OF

                              I/OMAGIC CORPORATION


         SILVERCREST INTERNATIONAL, INC., a Nevada corporation, hereinafter sometimes called "SCI" and I/OMAGIC CORPORATION, a California corporation, hereinafter sometimes called "I/O" agree as follows:

                           ARTICLE I. PLAN OF EXCHANGE

                                  Plan Adopted

         Section 1.0.1. The parties agree to adopt this Plan of Exchange through an exchange of stock hereto pursuant to a tax free exchange according to the provisions of Section 368 of the Internal Revenue Code of 1986 as amended, and other applicable provisions as follows:

                  (a) SILVERCREST INTERNATIONAL, agrees to change its
                      corporate name to "I/OMAGIC, INC."

                  (b) I/O will exchange 6,570,583 shares, which constitutes 100% of its issued and outstanding shares of stock held by the beneficial owners of I/O to SCI in exchange for 6,570,583 shares of investment common stock of SCI, to be issued to the exchange beneficial owner(s).

                  (c) This Plan of Exchange and Acquisition Agreement will be executed by those appointed with authority to do so at the earliest possible date, but will be subject to the approval and ratification by a majority of shareholders of record of SCI, or their assignees, which represent more than 50% of the shares of SCI issued and outstanding entitled to vote pursuant to Nevada State statute and the By-Laws of the corporation. Such vote may be given by written consent of the shareholders of record or their assignees, according to Nevada Revised Statutes.

                  (d) Upon said ratification of this Agreement by a majority of SCI's stockholders, the execution thereof, and the completion of other terms and conditions of this Agreement between the parties, and any other agreements pertaining thereto, the current board of directors of SCI will resign, and a new board of directors consisting of three (3) or more nominees as nominated by I/O, will serve as directors, effective March 13, 1996.

                                  Closing Date

         Section 1.0.2. Subject to the conditions precedent set forth herein to the obligations of the parties to consummate the transaction, this Plan of Exchange and Acquisition Agreement shall be effective upon ratification by a majority of shareholders, being more than 50%, and shall be effective as of March 13, 1996, for purposes of simplifying and consolidating the financial statements of SCI.

                     ARTICLE II. COVENANTS, REPRESENTATIONS
                              AND WARRANTIES OF I/O

         Section 2.0.1. I/O is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification and where failure to qualify would have a materially adverse effect on I/O. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement, in accordance with the terms hereof will not, violate any provision of I/O's articles of incorporation or bylaws. I/O has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, except for obtaining the formal approval of the I/O shareholder, if necessary. Except for such approval, I/O has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

                              Financial Statements

         Section 2.0.2. I/O will supply to SCI, at the effective date of the Acquisition, a certified audited financial statement prepared according to Generally Acceptable Accounting Principles (GAAP), which will represent the financial condition of I/O on a consolidated basis (post merger) between SCI and I/O, which meet the accounting and disclosure standards of Securities and Exchange Regulation SX, applied on a consistent basis, which will present fairly the financial position of SCI at the date of the financial consolidation.

                       Activities Since Balance Sheet Date

         Section 2.0.3. Except as previously disclosed to SCI, I/O has not:

                  (a) Sold, exchanged, or otherwise disposed of any of its assets, contract rights, or any interest therein except as disclosed in the letter of intent between the parties.


                  (b) Except in the ordinary course of business, entered into any agreement or arrangement selling, exchanging, or otherwise disposing of any of its assets or granting any preferential or other right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of such assets and rights.

                  (c) Discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities to be shown on its balance sheet, including non-current liabilities so shown, which have become current by the passage of time, and current liabilities incurred since that date in the ordinary course of business.

                  (d) Except current liabilities incurred or obligations under contracts entered in the ordinary course of business, incurred or agreed to incur any contractual obligation or liability, absolute or contingent.

                  (e) Issued any stock, bonds, or other corporate securities, or any options with respect thereto.

                  (f) Except in the ordinary course of business, waived any right of claim having value.

                  (g) Except to the extent consistent with past practice, granted any increase in the compensation of, or paid any bonus to, any employee, partner or principle.

                  (h) Declared or paid any dividends, or made, or agreed to make, any other distribution to any officer or shareholder.

                  (i) Mortgaged or pledged or, except in the ordinary course of business, subjected to lien, charge, or any other encumbrance of its assets, tangible or intangible.

                  (j) Entered into any transaction or transactions the effect of which, considered as a whole, would be to cause its net ownership in any of its properties to be materially less than it was at the date of its Financial Statement, as previously disclosed.

                  (k) Sold, assigned, or transferred any patents, copyrights or other intangible assets.

                  (l) Had any labor troubles other than routine grievance matters, none of which is material.

                  (m) Enter in any transaction other than in the ordinary course of business.

                      Compliance with Laws and Regulations

Section 2.0.4. I/O is in compliance with all laws, regulations, and orders applicable to its business.

                 Agreement Does not Violate of Law or Instrument

Section 2.0.5. The execution and carrying out of this Agreement and compliance with the provisions thereof by I/O will not violate, with or without the giving of notice or passage of time, any provision of law applicable to the SCI, and will not conflict with, or result in the breach or termination of any provision of, or constitute of default under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, pursuant to any corporate charter, By-Laws, indenture, mortgage, deed of trust, or other agreements or instrument to which I/O is a party or by which I/O or any of its properties may be bound.

                                      Taxes

         Section 2.0.6. I/O hereby warrants that all federal, state, county and local taxes, other than current "ad valorem" taxes, if any, have been paid, and I/O has filed all federal, state, county, and other local tax returns, which are required to be filed.

                                 Not in Default

         Section 2.0.7. I/O has not received any notice of default and, to the knowledge of any of its stockholders or principles, is not in default under:

                  (a) Any order, writ, injunction, or decree of any court or of any commission or other administrative agency.

                                   Litigation

         Section 2.0.8. There is no litigation, proceeding, or governmental investigation pending, or, to the knowledge of any of the officers or directors of SCI, threatened, affecting SCI or any of its properties, or its rights to execute this Agreement or to perform its obligations hereunder, nor do any of such officers or directors know of any ground for which litigation, proceeding, or investigation.

                                    Insurance

         Section 2.0.9. I/O now has in force liability and other insurance with respect to its business, properties, products, the reinsurance of mortgages, etc., and except in accordance with written approval of SCI pending the closing date, will not change, increase or decrease any such insurance.

                             Character of Statements

         Section 2.10. The information provided by I/O and its officers and directors to SCI pursuant to this Agreement for use in any financial statement, proxy statement or listing or rating application, does not and will not contain any statement, which at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, and does not and will not omit to state any material fact in order to make the statements therein not false and misleading.

                                  ARTICLE III.

RESERVED.

                     ARTICLE IV. COVENANTS, REPRESENTATIONS
                              AND WARRANTIES OF SCI

                                  Legal Status

         Section 4.0.1. SCI is a corporation duly organized under the laws of the State of Nevada with corporate power to own property and carry on its business as it is now being conducted. SCI represents that it is in good standing in its State of domicile and that SCI will be responsible for any tax liabilities or penalties due or incurred by SCI prior to the closing of this transaction on or before March 7, 1996 (the effective date, subject to shareholder ratification) and as a result will warrant to I/O that it will be in compliance with the laws applicable to its business.

                  (a) FEDERAL TAXES. SCI has not filed any federal income tax returns for a number of years inasmuch as SCI has either had no activity or income to report, and has incurred losses from time to time. If it is determined that it is necessary for SCI to file such returns then it will do so.

                  (b) STATE TAXES AND FRANCHISE FEES. SCI has paid all corporate franchise fees due to the State of Nevada through 1996 in order to remain in good standing.

                      Capitalization and Outstanding Shares

         Section 4.0.2. SCI currently has an authorized capital stock of 50,000,000 shares of single class common stock of $.01 par value. As of the date of this Agreement 2,000,000 shares of common stock are validly issued and outstanding, fully paid and non-assessable. The shareholders of SCI are not entitled to cumulative voting in the election of directors.

                              Financial Statements

         Section 4.0.3. SCI has supplied to I/O, a certified financial statement, which was completed in accordance with GAAP reflecting no assets and no known or asserted liabilities, encompassing the periods December 31, 1993, 1994 and 1995 and represents that there have been no substantial changes to its financial statements since that date. Inasmuch as I/O board of directors will be in control of SCI subsequent to the acquisition, it will be SCI's board as now constituted who will have the responsibility to provide a consolidated audited financial statement post merger of SCI and I/O in accordance with GAAP within 90 days after closing.

                       Activities Since Balance Sheet Date

         Section 4.0.4. Except as previously disclosed to I/O, SCI has not:

                  (a) Suffered any change in the operations of its business.

                  (b) Except in the ordinary course of business, sold, exchanged, or otherwise disposed of, or entered any agreement or arrangement to sell, exchange, or otherwise dispose of, any asset, rights or any interest therein, and SCI is not a party to or bound by any outstanding option, warrant, right, call, commitment or other agreement or obligation to sell, issue, buy or otherwise dispose of or acquire any shares of its capital stock or other securities.

                         Litigation and Indemnification

         Section 4.0.5. There are no actions or proceedings pending, or to the knowledge of SCI, threatened against, by, or affecting the SCI in any court or before any governmental agency, domestic or foreign, which, if decided adversely to the SCI, would materially and adversely affect the condition or operations, financial or otherwise of SCI, and SCI's current Board of Directors as now constituted will agree by this agreement, to indemnify I/O and I/O's shareholders against any litigation or asserted or contingent liability, which may arise as a result of SCI's corporate activities prior to March 7, 1996.

                          Status of Shares Deliverable

         Section 4.0.6. The shares of stock of SCI deliverable to I/O or I/O's assignees pursuant to this Agreement, when issued and delivered as provided in this Agreement, will be validly issued and outstanding shares of SCI, fully paid and non-assessable, according to class, series and issue and privilege relating to the same. Such shares if unregistered when deliverable will be restricted shares under Rule 144 of the Securities Act of 1933, and bear a restrictive legend reflecting the same.

                                Approval of Board

         Section 4.0.7.

                  (a) The Board of Directors of SCI, has duly approved the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by SCI, and the performance by SCI subject to ratification of a majority of shareholders by written consent. (b) SCI has no knowledge that either the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or compliance with any of the provision hereof will conflict with, result in a breach of any provision of, or constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any terms, conditions or provisions of SCI's Articles of Incorporation, or under any agreement, other instrument or obligation.

                  (c) Except as disclosed in this Agreement and the Exhibit hereto, SCI does not know of any

                      (i) default (or event, which with notice or lapse of time or both, would constitute a default) under any contract, note, mortgage, loan agreement, lease, instrument or commitment, whether written or oral, to which SCI is a party to or, which it is subject or under any governmental license or permit or

                      (ii) breach of any provisions of its Articles of Incorporation.



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                      ARTICLE V. CONDUCT OF BUSINESS OF I/O
                                 PENDING CLOSING

                          Preservation of and Access to
                            Information and Documents

         Section 5.0.1. I/O will:

                  (a) Use its best efforts to perform all its obligations under contracts relating to or affecting its assets and shareholder equity.

                  (b) Exercise all due diligence in safeguarding and maintaining its assets, reports and data, in its possession and relating to contracts, rights and current negotiations pertaining to the same.

                  (c) Confer with SCI regarding all significant developments and transactions relating to its business and give to SCI full access at any time to all properties, books, tax returns, partnership agreements, contracts, and documents of SCI.

                  (d) Permit SCI and its representatives to examine such agreements and records as they relate to SCI's business as SCI may request.

                    Submission to Shareholders and Principals

         Section 5.0.2. I/O will submit to its stockholders, if necessary, partners or principles, for their approval, this Agreement and the assignment and plan of distribution contemplated by Section 1.0.1. hereof. I/O shall use its best efforts to cause the approval of the same and to adopt this Agreement and said plan of distribution.

                          Satisfy Conditions Precedent

         Section 5.0.3. I/O will use its best efforts to cause the satisfaction of all conditions precedent contained in this Agreement.

                     ARTICLE VI. CONDUCT OF BUSINESS OF SCI
                                 PENDING CLOSING

                           Carry on Business as Usual

         Section 6.0.1. SCI will carry on business as usual until such time as this agreement is executed, then upon the consummation of the Plan of Exchange and ratification by a majority of shareholders of SCI, SCI will operate the business of I/O as described in Article II, section 2.0.2., herein.

                          Satisfy Conditions Precedent

         Section 6.0.2. Except with the prior written consent of I/O, SCI will not declare or pay any dividend, or declare or make any other distribution to its shareholders.

                    ARTICLE VII. CONSUMMATION OF TRANSACTION

                           Consideration of I/O & SCI

         Section 7.0.1. The consideration between I/O and SCI, SCI as described herein, will be delivered by an exchange of stock between the parties as described in Article I, Section 1.0.1., in exchange for SCI's interests upon such conveyance, the execution of this agreement, and completions of the exchange as herein contemplated.

                  (a) SCI shall not assume nor be responsible for any of the following items:

                      (i) Fees, costs and expenses incurred by I/O in carrying out the Plan of Exchange and Acquisition Agreement.

                      (ii) Any liability of I/O to its shareholders or principals, whether or not arising from this Plan of Exchange and Acquisition Agreement.

                      (iii) Any taxes imposed upon I/O by reason of the Plan of Exchange and Acquisition Agreement.

                      (iv) Any liability or obligation of I/O with respect to taxes, assessments, or other governmental charge for periods prior to March 7, 1996, or any other liability not agreed to be assumed by SCI by previous written agreement.

                            Delivery of Shares to SCI

         Section 7.0.3.

                  (a) Promptly after the closing date, SCI shall proceed with due diligence to deliver the shares of common stock of SCI to I/O or assignees;

                  (b) I/O shall proceed promptly after the closing date to prepare and file all income tax returns and reports required under applicable law, state or federal, if not already completed, covering all periods prior to the closing date for which tax returns and reports have not previously been filed, if required.

                  ARTICLE VIII. INTERPRETATION AND ENFORCEMENT

                                 Indemnification

         Section 8.0.1.

                  (a) Each party hereto agrees to protect, defend, indemnify and hold harmless the other party, its successors and assigns, against and in respect of all loss, damage, or expense by any breach by such indemnify party of any of its representations, warranties, covenants, or agreements contained herein.

                  (b) I/O expressly agrees to indemnify and hold harmless the SCI from any loss, damage, or expenses, including reasonable counsel fees sustained or incurred by SCI by reason of any claim asserted against SCI to discharge any liability or obligation of I/O not expressly assumed by SCI under the terms hereof.

                  (c) Each party hereto will indemnify and hold harmless the other party against and in respect of any claim for any consulting fee, stock or stock option relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understanding claimed to have been made by such party with any third party as described in Article III, Section 3.0.2.

                              Specific Performance

         Section 8.0.2. The Board of Directors as nominated by SCI, which shall become SCI's newly elected Board of Directors shall be responsible to maintain and keep current financial statements of SCI on an annual or quarterly basis in order to maintain listing or other blue sky trading exemptions with Moody's Investors' Service and Standard and Poors and as required by applicable reporting requirements of the Securities and Exchange Commission Rule 15-C-211 or such other filing requirements of each individual state wherein the securities of SCI may trade.

              Survival of Covenants, Representations and Warranties

         Section 8.0.3. All covenants, agreements, representations and warranties made hereunder and in any documents or certificates delivered at the closing shall be deemed to be material and to have been relied upon by SCI and SCI, notwithstanding any investigation made by SCI or I/O or on their respective behalf, and shall survive the closing.

                                   Assignment

         Section 8.0.4. Except with the written consent of the other party, the rights and obligations under this Agreement shall not be assignable by either party. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective successors, assigns, heirs and legal representatives, any rights, remedies, or liabilities under or by reason of this Agreement.

                                     Notices

         Section 8.0.5. Any notice or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with public telegraph company for transmittal, charges prepaid, if such communication is addressed:

                  (a) In the case of SCI: I/OMagic Corporation, 9272 Jeronimo, No. 122, Irvine, CA 92718, or to such other address as I/O may from time to time furnish to SCI for that purpose.

                  (b) In the case of I/O: Silvercrest International, Inc., 4056 Elkridge Drive, Las Vegas, NV 89129, USA or to such other address as SCI may from time to time furnish to I/O for that purpose.

                          Entire Agreement Counterparts

         Section 8.0.6. This instrument between the Parties, and the exhibits attached hereto contain the entire Agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together constitute only one and the same instrument.

                                 Controlling Law

         Section 8.0.7. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada, within the venue and jurisdiction of Clark County, Nevada.

         In accordance with the Uniform Commercial Code a fax copy of this instrument shall be same as an original.

         This Plan of Reorganization and Acquisition Agreement is agreed and executed by and between the parties on March 8, 1996.

SILVERCREST INTERNATIONAL, INC.               I/OMAGIC CORPORATION


BY:       /s/ ANDREW W. BERNEY               BY:  /s/ TONY SHAHBAZ
         ---------------------                   ------------------------------
         Andrew W. Berney,                        Tony Shahbaz, on authority of
         Its President                            Board of Directors

                                   MINUTES OF
                                        A
                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                         SILVERCREST INTERNATIONAL, INC.
                               (the "Corporation")


         A Special Meeting of Shareholders of the Corporation, who hold stock, which is validly issued and outstanding on the books of the Corporation, was held at the offices of the Corporation, 4056 Elkridge Drive, Las Vegas, NV 89129, at the hour of 9:00 AM, on March 11, 1996. Pursuant to NRS 78.320 and other applicable statutes regarding matters to be voted upon, such shareholders appointed Andrew W. Berney with full power of substitution, as attorney and proxy to appear and vote all of the shares of stock of the Corporation validly issued and outstanding in their names, to be voted at said Special Meeting of Shareholders.

         The meeting was called to order by Andrew W. Berney who chaired the meeting and who represented persons voting by proxy, and Bobby Combs, was asked to act as secretary for the meeting. The Chairman of the meeting then reported that there were sufficient proxies representing more than 50% of the voting power of the Corporation through shares validly issued entitled to vote necessary to constitute a quorum.

1. The Chairman announced on March 8, 1996 the Corporation had entered an agreement to acquire 100% of the issued and outstanding shares of I/OMagic Corporation ("I/O") (or 6,570,583 common shares), a California corporation, for and in consideration of 6,570,583 million shares of the Corporation's restricted common stock. He further stated that the members of the Board of Directors had informally discussed this acquisition and they all agreed it was in the Corporation's interest to conclude this agreement with the various shareholders of I/O.

2. The Chairman stated that as part of the acquisition of I/O the name of the corporation would be changed to I/OMAGIC CORPORATION, to be effective on the date the necessary documents are filed with the Secretary of State, Nevada.

3. To reverse split all issued and outstanding common shares of the corporation on a basis of 1:3.2, meaning for each 3.2 shares currently issued and outstanding pre-reverse split, such shall equal one share post-reverse split. All fractional shares shall be rounded up to equal one whole share. Said reverse split of shares to be effective the 13th day of March, 1996, but said shares shall begin to be quoted with bid and ask quotations reflecting, said reverse upon notification to the Cuspic Service Bureau of Standard and Poors Corporation, as well as the National Quotation Bureau ("NBQ") on March 14, 1996.

4. The Special Meeting of Shareholders then nominated Tony Shahbaz; Tony Andrews and Edward Hanson, to serve as directors of the Corporation for the ensuing year effective at 12:01 AM March 13, 1996.

5. The Chairman requested that with the nomination of the new Directors, which are I/O Directors, as provided in the I/O acquisition agreement, that the current Directors be removed from office. The Special Meeting of Shareholders then removed, as Directors of the Corporation: Andrew
W. Berney; Bobby Combs and John M. Eckert, to be effective at 12 midnight March 12, 1996.

         There being 2,000,000 shares validly issued and outstanding entitled to vote, upon completion of the discussion and upon motion duly made, seconded and carried, a vote was then taken to approve and ratify the actions taken and further actions and plans to be taken by the Board of Directors as stated in items 1 through 5, as presented above.

         A tally of the votes for the items stated above were tallied, there being 2,000,000 common shares validly issued and outstanding entitled to vote, there were 2,000,000, which constitutes 100.00% voting in the affirmative either in person or by proxy for items 1 through 4 and 0 NAYS, there being a majority, which voted in the affirmative for the above items, and there being no other business to properly come before the meeting, the meeting was then adjourned.

Dated this 11th day of March, 1996.


 /S/ BOBBY COMBS
--------------------------
Bobby Combs, Secretary for
the Meeting


         I , Andrew W. Berney, Chairman of the Meeting, do hereby swear and affirm that said minutes of the Special Meeting of Shareholders are true and accurate as signed by the Secretary for the Meeting of Shareholders.

Dated this 11th day of March, 1996.


 /s/ ANDREW W. BERNEY
Andrew W. Berney, Chairman of
the Meeting

                   WAIVER OF NOTICE OF AND SPECIAL MEETING OF
                               BOARD OF DIRECTORS
                                       OF
                         SILVERCREST INTERNATIONAL, INC.

(the "Corporation")

The undersigned, being Directors of the Corporation, hereby agree and consent that a Special Meeting of the Board of Directors of the Corporation be held on March 12, 1996 at 11:00 O'clock AM, and at 4056 Elkridge Drive, Las Vegas, NV 89129, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

There were present the following, in person or telephonically:

                                Andrew W. Berney
                                   Bobby Combs
                                 John M. Eckert

being the Directors of the Corporation.

The meeting was called to order by Andrew W. Berney. It was moved, seconded and unanimously carried that:

    Andrew W. Berney act as Temporary Chairman and Bobby Combs act as temporary Secretary.

The temporary chairman stated that on March 8, 1996 a Special Meeting of the Majority of Stockholders was held and a majority of shareholders voted to ratify and approved the following actions:

1. The Plan of Exchange and Acquisition Agreement dated March 6, 1996 between the Corporation and I/OMagic Corporation ("I/O"), a California corporation, to acquire 100% of the issued and outstanding shares of I/O (or 6,570,583 common shares) for and in consideration of 6,570,583 million shares of the Corporation's restricted common stock.

2. The Shareholders approved a name change to the Corporation to I/OMagic Corporation, to be effective on the date the necessary documents are filed with the Nevada Secretary of State.

3. The Shareholders approved a reverse split all issued and outstanding common shares of the corporation on a basis of 1:3.2, meaning for each 3.2 shares currently issued and outstanding pre-reverse split, such shall equal one share post-reverse split.

4. The Special Meeting of Shareholders nominated Tony Shahbaz, Tony Andrews and Edward Hanson to serve as directors of the Corporation for the ensuing year effective at 12:01 AM March 13, 1996.

5. The Special Meeting of Shareholders then removed, as directors of the Corporation, Andrew W. Berney, Bobby Combs and John M. Eckert, to be effective at 12 midnight March 12, 1996.

Upon motion duly made, seconded and unanimously carried it was

         RESOLVED, that a copy of the Minutes of a Special Meeting of the Stockholders be inserted in the Minute Book of the Corporation.

Upon motion duly made, seconded and unanimously carried it was

         RESOLVED to reverse split all issued and outstanding common shares of the corporation on a basis of 1:3.2, meaning for each 3.2 shares currently issued and outstanding pre-reverse split, such shall equal one share postreverse split. All fractional shares shall be rounded up to equal one whole share. Said reverse split of shares to be effective this 7th day of March, 1996, but said shares shall begin to be quoted with bid and ask quotations reflecting, said reverse upon notification to the Cuspic Service Bureau of Standard and Poors Corporation, as well as the National Quotation Bureau ("NBQ") on Monday, March 13, 1996. The Corporation shall immediately notify its stock transfer agent and instruct it to reverse the Corporation's common shares based on this Resolution.

The temporary chairman then stated under the Plan of Exchange and Acquisition Agreement between the Corporation and I/O is to acquire 100% of the issued and outstanding shares of I/O in exchange for 6,570,583 restricted common shares of the Corporation. An agent of I/O has provided a listing of individuals and/or entities and the number of restricted common shares each shall receive. Upon motion duly made, seconded and unanimously carried, it was

         RESOLVED, that the Plan of Exchange and Acquisition Agreement between the Corporation and I/O submitted to the meeting be, and the same is, hereby approved and accepted by Corporation, and that a copy thereof be placed in the Minute Book of the Corporation.

         RESOLVED FURTHER, that the name of the Corporation be changed to I/OMAGIC CORPORATION.

         RESOLVED FURTHER, that the Corporation instruct its Transfer Agent to issue 6,570,583 restricted Common Shares, effective March 13, 1996 to the following individuals and/or entities, with the number of shares issued to each be placed at the side of their names, as set forth in Exhibit "A" attached hereto and made a part hereof.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.

/s/ BOBBY COMBS
---------------
Bobby Combs


Attest:
Board of Directors:


 /s/ ANDREW W. BERNEY
---------------------
Andrew W. Berney,
Chairman/President

                   WAIVER OF NOTICE OF AND SPECIAL MEETING OF
                               BOARD OF DIRECTORS
                                       OF
                         SILVERCREST INTERNATIONAL, INC.
                               (the "Corporation")

The undersigned, being Directors of the Corporation, hereby agree and consent that a Special Meeting of the Board of Directors of the Corporation be held on March 13, 1996 at 11:00 O'clock AM, and at 9272 Jeronimo, No. 122, Irvine, CA 92718, as designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

There were present the following, in person or telephonically:

                                  Tony Shahbaz
                                  Tony Andrews
                                  Edward Hanson

being the Directors of the Corporation.

The meeting was called to order by Tony Shahbaz. It was moved, seconded and unanimously carried that:

     Tony Shahbaz act as Temporary Chairman and Edward Hanson act as Temporary Secretary.

The temporary chairman stated that on March 11, 1996 a Special Meeting of the Majority of Stockholders was held and Messrs. Shahbaz, Andrews and Hanson were elected as Directors of the Corporation.

The meeting then proceeded to the election of officers. Upon nominations duly made and seconded, the following were elected officers of the Corporation, to serve for the ensuing year and until their successors are elected and qualify:



President:                                             Tony Shahbaz
Vice President and Director of Engineering:            Tony Andrews
Secretary-Treasurer and Chief Financial Officer:       Edward Hanson


The President of the Corporation then assumed the Chair and the Secretary then assumed the duties of Secretary.

         The Chair then stated that from an operational standpoint the principal place of business of the Corporation should be changed. Upon motion duly made it was moved, seconded and unanimously

         RESOLVED, that the principal place of business of the Corporation is 9272 Jeronimo, No. 122, Irvine, California 92718.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.

 /s/ EDWARD HANSON
------------------
Edward Hanson,
Temporary Secretary

Attest:  Board of Directors:

 /s/ TONY SHAHBAZ
-----------------------
Tony Shahbaz, President
Chief Executive Officer and
Chairman of the Board of Directors